EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedule II—Valuation and Qualifying Accounts and Reserves of ACCO Brands Corporation and the effectiveness of internal control over financial reporting, incorporated herein by reference

/s/KPMG LLP

Chicago, Illinois

May 17, 2022